Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement 333-183724 of our report dated November 14, 2012, relating to the balance sheet of Eagle Spinco Inc. as of September 30, 2012, appearing in the Preliminary Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania

December 10, 2012